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                                                        EXHIBIT 5


     [LETTERHEAD  OF ARIAS, FABREGA & FABREGA APPEARS HERE]


                         April 28, 1997

Willbros Group, Inc.
Edificio Torre Banco Germanico
Calle 50 y 55 Este, Apartado 850048
Panama 5, Republic of Panama

     Re:  Willbros Group, Inc. - Registration Statement on
          Form  S-8, File No. 333-21399 (the "Registration
            Statement")
          -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as Panamanian counsel for Willbros Group, Inc., a Republic of Panama corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating to shares of Common Stock, par value $.05 per share, of the Company ("Common Stock"), to be offered to eligible employees of certain subsidiaries of the Company pursuant to participation interests in the Willbros Employees' 401(k) Investment Plan (the "Plan"). We understand that the Company may issue from time to time up to 250,000 shares of Common Stock (the "Shares") in connection with the Plan.

     We have examined the Registration Statement and have also examined and are familiar with an original or copy, the authenticity of which has been established to our satisfaction, of the Plan and all such documents, corporate records, and other instruments as we have deemed necessary to express the opinion herein set forth.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and acquired in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

     We are licensed to practice in the Republic of Panama and we express no opinion as to the laws of any jurisdiction other than the Republic of Panama.

     We hereby consent to the Company's filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

                                Very truly yours,

                                ARIAS, FABREGA & FABREGA

                                /s/  L.W. Watson III

                                L.W. Watson III
                                Partner